Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-159737, 333-156144, 333-153080, 333-118269, 333-118245, 333-88076, 333-53715, 333-87775, 333-87803, 333-49106, and 333-110243 on Form S-8 and 333-161050 on Form S-3 of our report dated February 28, 2011, relating to the financial statements of Louisiana-Pacific Corporation and subsidiaries (which report expressed and unqualified opinion on those financial statements and included an explanatory paragraph regarding the Company’s adoption of accounting guidance codified under Financial Accounting Standards Codification Topic (“ASC”) 860, “Transfers and Servicing” and ASC 810, “Consolidation” on January 1, 2010 and our report dated February 28, 2011 relating to the effectiveness of Louisiana-Pacific Corporation and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Nashville, Tennessee

February 28, 2011